Exhibit 99.1

PRESS RELEASE

James H. Dennedy Joins I-many’s Board of Directors

EDISON, N.J. March 6, 2008 – I-many, Inc. (NASDAQ:IMNY), a leading provider of contract management software and services for the enterprise, has appointed James H. Dennedy to the company’s board of directors. This appointment increases the total number of company directors to seven.

“As a highly accomplished corporate executive, Jim brings a wealth of experience to I-many,” said John A. Rade, I-many’s chairman, president & CEO. “He has an extensive record of building high-growth companies, particularly in enterprise software, and generating increased shareholder value. We look forward to benefiting from his valuable guidance and insight as we build I-many organically and potentially through strategic acquisition.”

Dennedy commented, “This is an exciting time to join I-many, especially after the company reported strong results for 2007, with major milestones archived in a number of areas. The company’s product line has demonstrated strategic growth, enabling the business to introduce its solutions to customers in new vertical industry segments adjacent to Life Science. The company is positioned to become as dominant in adjacent markets as it has with Life Science. I-many’s recently completed acquisition of GHX’s data validation business also demonstrates attractive opportunities for growth through acquisition. These are just a few of the factors I see that have set I-many on course for accelerated growth and I’m looking forward to contributing to its continued success as a new member of the board.”

Dennedy was formerly president, CEO and chairman of Engyro Corporation before it was acquired by Microsoft Corporation in June 2007. Engyro was a successful Microsoft partner company that provided software solutions to help organizations integrate, consolidate and simplify IT operations, as well as extend the enterprise interoperability of System Center Operations Manager 2007 with other enterprise management systems. He was previously founding partner and principle of Mitchell-Wright, LLC, a capital management and corporate development company. Prior to Mitchell-Wright, he was president and COO of divine, Inc.’s managed services business after serving as a senior VP of mergers and acquisitions. Prior to that, he served as an executive VP of venture capital and private equity for marchFIRST, Inc. In these various capacities, Dennedy has led or participated in more than 40 merger/acquisition transactions and managed numerous turnarounds, workouts, mergers or corporate sale transactions. He currently serves on the board of directors of NaviSite, Inc., a publicly-traded leader in managed applications and managed infrastructure for the mid-market. In support of community activities, Dennedy also serves on the executive board of the economics department and MIS department, Williams College of Business, Xavier University. He earned a BS in Economics from the United States Air Force Academy, an MA in Economics from the University of Colorado, and an MBA from Ohio State University.

About I-many

I-many, Inc. is a leading provider of contract management software and services for the enterprise. With more than 280 customers across 21 industries worldwide, I-many is enabling businesses to manage the entire contract lifecycle, from pre-contract processes and contract management to active compliance and contract optimization. The result is an end-to-end solution that provides enterprises with greater levels of insight into contract performance, allowing companies to improve profitability and achieve measurable return on investment. For more information, please visit www.imany.com.

Company Contacts

I-many, Inc.

Kevin Harris, CFO

732-452-1515

kharris@Imany.com

or

Investor Relations

Liolios Group, Inc. 949-574-3860

Ron Both or Geoffrey Plank

info@liolios.com

This news release contains forward-looking statements, and actual results may vary from those expressed or implied herein. Factors that could affect these results are set forth from time to time in the company’s filings with the Securities and Exchange Commission.